                                                                     Exhibit 4.3



          THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and
                                                   ---------
entered into as of January 12, 2000, between Digex, Incorporated, a Delaware corporation (the "Company") and Microsoft Corporation, a Washington corporation
                  -------
("Microsoft"), and CPQ Holdings, Inc., a Delaware corporation ("Compaq") (each
  ---------                                                     ------
of Microsoft and Compaq, a "Purchaser" and collectively, the "Purchasers").
                            ---------                         ----------

          This Agreement is made pursuant to the Purchase Agreement, dated January 11, 2000 (the "Purchase Agreement"), by and among the Company and the
                       ------------------
Purchasers. In order to induce the Purchasers to purchase 100,000 shares of the Company's Series A Convertible Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock") and warrants (the "Warrants") to purchase 1,065,000
-------------------------                      --------
shares of the Company=s Class A common stock, par value $.01 per share (the "Common Stock"), the Company has agreed to provide the registration rights set
-------------
forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Purchasers set forth in Section 4 of the Purchase Agreement.

          In consideration of the foregoing, the parties hereto agree as follows:

     SECTION 1.  DEFINITIONS

          As used in this Agreement, the following capitalized terms shall have the following meanings:

          "Act" means the Securities Act of 1933, as amended.
           ---

          "Business Day" means any day except a Saturday, Sunday or other day in
           ------------
the City of New York on which banks are authorized to close.

          "Conversion Shares" means the shares of Common Stock or other
           -----------------
securities issued or issuable upon the conversion of the Series A Preferred
Stock.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended
           ------------
from time to time.

          "Holder" means any Purchaser, for so long as such Purchaser own any
           ------
Series A Preferred Stock, any Warrants or any Registrable Securities, and their successors, assigns and direct and indirect transferees who become registered owners of Series A Preferred Stock, Warrants or Registrable Securities.

          "NASD" means the National Association of Securities Dealers, Inc.
           ----

          "Person" means an individual, partnership, corporation, trust or
           ------
unincorporated organization, or a government or agency or political subdivision thereof.

          "Prospectus" means the prospectus included in a Registration Statement
           ----------
at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

          "Registrable Securities" shall mean any of (a) the Conversion Shares,
           ----------------------
(b) the Warrant Shares and (c) any other securities issued or issuable in respect of, or in exchange for, the Conversion Shares or Warrant Shares by way of a stock dividend, stock split or distribution to stockholders, or in connection with a combination of shares, recapitalization, reclassification, change in capital structure, merger, consolidation, sale of assets, spin-off, split-up, or partial or complete liquidation or other reorganization or otherwise until such date as such security (i) is effectively registered under the Act and disposed of in accordance with a registration statement, (ii) is distributed to the public pursuant to Rule 144 under the Act or (iii) may be sold or transferred without restriction pursuant to Rule 144(k) (or any similar provision then in force) under the Act or otherwise.

          "Registration Statement" shall mean any registration statement of the
           ----------------------
Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Rule 144" shall mean Rule 144 under the Act, as such Rule may be
           --------
amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Act.

          "Rule 144A" shall mean Rule 144A under the Act as such Rule may be
           ---------
amended from time to time.

          "SEC" shall mean the Securities and Exchange Commission.
           ---

          "Warrant Shares" means the shares of Common Stock or other securities
           --------------
issued or issuable upon the exercise of the Warrants.

     SECTION 2.  REGISTRATION RIGHTS.

          (a)  Demand Registration.
               -------------------

          (i) Request for Registration.  At any time on or after January 12,
              ------------------------
2001, the Holders of Series A Preferred Stock, Warrants, Conversion Shares and/or Warrant Shares representing not less than 25% of the aggregate number of Registrable Securities then outstanding may make up to two written requests for registration under the Act of their Registrable Securities (a "Demand
                                                               ------
Registration"); provided, however, that if Compaq or Microsoft (the "Non-
------------
Initiating Party") does not participate in the request for, and does not sell any Registrable Securities in, the first Demand Registration, and the Non-Initiating Party holds Series A Preferred Stock, Warrants, Conversion Shares and/or Warrant Shares representing not less than 25% of the Registrable Securities then outstanding, then the Non-Initiating Party shall have the exclusive right to request the second Demand Registration. Any such request will specify the number of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. Subject to the other provisions of this Section 2(a), the Company shall give written notice of such registration request within 10 days after the receipt thereof to all other Holders. Within 30 days after receipt of such notice by any Holder, such Holder may request in writing that its Registrable Securities be included in such registration and the Company shall include in the Demand Registration the Registrable Securities of any such Holder requested to be so included. Each such request shall specify the number of Registrable Securities proposed to be sold and the intended method of disposition thereof. Upon a demand, the Company will (x) prepare, file and use its best efforts to cause to become effective within 120 days of such demand a Registration Statement in respect of all the Registrable Securities which Holders request for inclusion therein; provided
                                                                    --------
that if such demand occurs during a Black Out Period (as defined below) or other period (not to exceed 180 days) during which the Company is prohibited or restricted from issuing or selling Common Stock pursuant to any underwriting or purchase agreement relating to an underwritten Rule 144A offering or registered public offering of Common Stock or securities convertible into or exchangeable for Common Stock (a "Lock Up Period"), the Company shall not be required to
                     --------------
notify the Holders of such demand or file such Registration Statement prior to the end of the Black Out Period or Lock Up Period, as the case may be, in which event, the Company will use its best efforts to cause such Registration Statement to become effective no later than the later of (A) 180 days after the original demand and (B) 90 days after the end of the Black Out Period or Lock Up Period, as the case may be, and (y) keep such Registration Statement continuously effective for the shorter of (A) 270 days (the "Fixed Effectiveness
                                                             -------------------
Period"), (B) such period of time as all of the Registrable Securities included
------
in such Registration Statement have been sold thereunder, and (C) the time that all of the Registrable Securities may be sold under Rule 144 during a single three month period (the shorter of (A), (B) or (C), the "Effectiveness
                                                          -------------
Period"); provided that the Company may postpone the filing of any Registration
          --------
Statement, suspend the effectiveness of any registration, suspend the use of any Prospectus and shall not be required to amend or supplement the Registration Statement, any related Prospectus or any document incorporated therein by reference (other than an effective Registration Statement being used in an underwritten offering) (A) for a period not to exceed an aggregate of 60 days (a "Pending Event Suspension Period") in the event that (1) an event or
 -------------------------------
circumstance occurs and is continuing as a result of which the Registration Statement, any related Prospectus or any document incorporated therein by reference as then amended or supplemented would, in the Company's good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (2)(x) the Company determines in its good faith judgment that the disclosure of such event at such time could reasonably be expected to have a material adverse effect on the business, operations or prospects of the Company or (y) the disclosure otherwise relates to a material business transaction which has not yet been publicly disclosed or (B) in the event that the Company, for its own account, proposes to register shares of Common Stock for sale in an underwritten public offering on Form S-1, S-2 or S-3, their successor forms or any other form under the Securities Act appropriate for a primary public offering by the Company (other than for the purpose of making an acquisition or in connection with option plans), for a period not to exceed 45 days commencing on the date of pricing of such public offering and ending 60 days after the consummation of such public offering (a "Pending Registration Suspension Period" and, together
                         --------------------------------------
with a Pending Event Suspension Period, a "Black Out Period"); provided, further
                                           ----------------    --------  -------
that the Fixed Effectiveness Period shall be extended by the number of days in any Black Out Period occurring during the Effectiveness Period. Subject to
Section 2(a)(ii), the Company shall only be required to register Registrable Securities pursuant to this Section 2(a) once.

          In the event of the occurrence of any Black Out Period or Lock Up Period during an Effectiveness Period, the Company will promptly notify the Holders of Registrable Securities thereof in writing.

          (ii)  Effective Registration.  Except as specifically provided herein,
                ----------------------
the Company is only required to effect two registrations as Demand Registrations under this Agreement (whether or not all of the Holders of Registrable Securities elect to participate in such Demand Registrations on the basis set forth herein). A registration will not be deemed to have been effected as a Demand Registration, and thereby satisfy the obligation of the Company hereunder, unless it has been declared effective by the SEC and the Company has complied in all material respects with its obligations under this Agreement with respect thereto; provided that if, after it has become effective, the offering
                 --------
of Registrable Securities pursuant to such registration is or becomes the subject of any stop order, injunction or other order or requirement of the SEC or any other governmental or administrative agency, or if any court prevents or otherwise limits the sale of Registrable Securities pursuant to the registration (for any reason other than the act or omissions of the Holders) for the period of time contemplated hereby, such registration will be deemed not to have been effected. If (x) a registration requested pursuant to this Section 2(a) is deemed not to have been effected or (y) a registration requested pursuant to this Section 2(a) does not remain effective for the Effectiveness Period, then the Company shall continue to be obligated to effect an additional registration pursuant to this Section 2(a). The Holders of Registrable Securities shall be permitted to withdraw all or any part of the Registrable Securities from a Demand Registration at any time prior to the effective date of such Demand Registration. If a Registration Statement is filed pursuant to a Demand Registration, and subsequently a sufficient number of the Registrable Securities are withdrawn from the Demand Registration so that such Registration Statement does not cover that number of Registrable Securities at least equal to one-quarter of the Registrable Securities, the Holders who have not withdrawn their Registrable Securities shall have the opportunity to include an additional number of Registrable Securities in the Demand Registration so that such Registration Statement covers that number of Registrable Securities at least equal to one-quarter of the Registrable Securities. If an additional number of Registrable Securities is not so included, the Company may withdraw the Registration Statement. Such withdrawn Registration Statement will not count as a Demand Registration and the Company shall continue to be obligated to effect a registration pursuant to this Section 2(a).

          (iii)  Priority in Demand Registrations Pursuant to Section 2(a).  If
                 ----------------------------------------------------------
a Demand Registration pursuant to this Section 2(a) involves an underwritten offering and the lead managing underwriter advises the Company in writing that, in its view, the total number of Registrable Securities requested by the Holders to be included in such registration, together with any other securities permitted to be included in such registration, is such as to adversely affect the success of such offering, including the price at which such securities can be sold: first, the securities other than the Registrable Securities of the
         -----
Holders included in such registration shall be reduced in their entirety before any reduction of Registrable Securities; and second, to the extent the reduction
                                             ------
set forth in the immediately preceding clause is insufficient to reduce the number of securities requested for inclusion in such registration to a number, which, in the view of such lead managing underwriter, can be sold without adversely affecting the success of the offering, including the price at which such securities can be sold, the number of such Registrable Securities to be included in such registration shall be allocated pro rata among all requesting
                                                 --- ----
Holders on the basis of the relative number of Registrable Securities then held by each such Holder (provided that any Registrable Securities thereby allocated to any such Holder that exceed such Holder's request shall be reallocated among the remaining requesting Holders in like manner); provided, however, that if the Demand Registration at issue is the second Demand Registration and either Compaq or Microsoft was exclusively entitled pursuant to Section 2(a)(i) hereof to request such Demand Registration (the Purchaser so entitled, the "Requesting Party" and the other Purchaser, the "Non-Requesting Party"), then the Registrable Securities held by the Non-Requesting Party shall be reduced in their entirety before any reduction of Registrable Securities held by the Requesting Party. In the event that the number of Registrable Securities requested to be included in such registration is less than the number which, in the view of the lead managing underwriter, can be sold without adversely affecting the success of such offering, including the price at which such securities can be sold, the Company may include in such registration securities that the Company or any other Person proposes to sell up to the number of securities that, in the view of the lead managing underwriter, can be sold without adversely affecting the success of such offering, including the price at which such securities can be sold.

          (iv)  Selection of Underwriter.  If the Holders so elect, the offering
                ------------------------
of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. The investment banker or investment bankers and manager or managers that will administer such underwritten offering will be selected by the Holders of a majority in number of the Registrable Securities included in such offering; provided, that such investment bankers and managers must be reasonably satisfactory to the Company.

          (b)  Piggy-Back Registration.
               -----------------------

          (i)  Notice of Registration.  If and whenever at any time after
               ----------------------
January 12, 2001 the Company proposes to file a Registration Statement on Form S-1, S-2 or S-3, their successor forms or any other form under the Act appropriate for a primary public offering (other than for the purpose of making an acquisition or in connection with option plans or to satisfy a Demand Registration request) with respect to an underwritten offering of any class of Common Stock by the Company for its own account or for the account of any of its respective securityholders (a "Proposed Registration") then the Company shall
                               ---------------------
give prompt written notice of such Proposed Registration to the Holders of Registrable Securities (a "Company Notice") and such Company Notice shall offer
                           --------------
such Holders the opportunity to register such number of Registrable Securities as each such Holder may request by written notice delivered to the Company within 10 days of receipt of the Company Notice by such Holder (a "Piggy-Back
                                                                   ----------
Registration").  Any such request by a Holder shall specify the Registrable
------------
Securities intended to be disposed of by such Holder and the intended method of distribution thereof. The Company shall use its best efforts to cause the managing underwriter or underwriters of such Proposed Registration to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company or any other securityholder included therein and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof; provided, however, in no event shall the Company
                                --------  -------
be required to reduce the number of securities proposed to be sold by the Company or alter the terms of the securities proposed to be sold by the Company in order to induce the managing underwriter or underwriters to permit Registrable Securities to be included. The Company may withdraw a Proposed Registration at any time prior to the time it becomes effective; provided that
                                                                 --------
the Company shall give prompt notice thereof to participating Holders.

          No registration effected under this Section 2(b) shall relieve the Company of its obligation to effect a registration upon the request of the Holders pursuant to Section 2(a).

          (ii)  Reduction of Offering.  If the lead managing underwriter of any
                ---------------------
Proposed Registration has informed, in writing, the Company and the Holders of the Registrable Securities requesting inclusion in such offering that it is its view that the total number of securities which the Company, the Holders and any other Persons desiring to participate in such registration intend to include in such offering is such as to adversely affect the success of such offering, including the price at which such securities can be sold, then the number of Registrable Securities to be offered for the account of such Holders and the number of such securities to be offered for the account of all such other Persons (other than the Company) participating in such registration shall be reduced or limited pro rata in proportion to the
                                         --- ----
respective number of securities requested to be registered to the extent necessary to reduce the total number of securities requested to be included in such offering to the number of securities, if any, recommended by such lead managing underwriter, unless such offering is being made pursuant to exercise of a demand registration right granted by the Company to other Persons, in which case the number of securities to be offered for the account of all Persons not exercising demand registration rights (including the Holders) shall be eliminated or reduced pro rata in proportion to the respective number of securities requested to be registered by such Persons to reduce the total number of securities requested to be included in such offering to the number of securities, if any, recommended by such lead managing underwriter before any reduction is made in securities requested to be registered by Persons exercising a demand registration right. If the lead managing underwriter of any Proposed Offering notifies the Holders requesting inclusion of Registrable Securities in such offering, that the kind of securities that such Holders and any other Persons desiring to participate in such registration intend to include in such offering is such as to adversely affect the success of such offering, (x) the Registrable Securities to be included in such offering shall be reduced as described in the preceding sentence or (y) if a reduction in the Registrable Securities pursuant to the preceding sentence would, in the judgment of the lead managing underwriter, be insufficient to substantially eliminate the adverse effect that inclusion of the Registrable Securities requested to be included would have on such offering, such Registrable Securities will be excluded from such offering.

          (iii) Withdrawal Election. Any Holder may elect to withdraw its
                -------------------
request to include Registrable Securities in any Proposed Registration by giving written notice to the Company of its request to withdraw prior to the effectiveness of the Registration Statement (a "Withdrawal Election"); provided
                                                -------------------    --------
that a Withdrawal Election shall be irrevocable and, after making a Withdrawal Election, a Holder shall no longer have any right to include Registrable Securities in the registration as to which such Withdrawal Election was made.

          (c)  Lock Up of Holders.  If the Company has complied in all material
               ------------------
respects with its obligations with respect to a Demand Registration or a Piggy-Back Registration that is a firm commitment underwritten public offering, all Holders of Series A Preferred Stock, Warrants and Registrable Securities shall, upon request of the lead managing underwriter with respect to such underwritten public offering, agree not to sell or otherwise dispose of any Series A Preferred Stock, Warrants or any Registrable Securities owned by them for a period not to exceed 180 days from the consummation of such underwritten public offering; provided that Registrable Securities which had been requested for
          --------
inclusion in a Demand Registration or a Piggy-Back Registration but which were not so included pursuant to Section 2(a)(iii) or Section 2(b)(ii) shall only be subject to the restriction on sale and disposition in this Section 2(c) for a period not to exceed 90 days from the consummation of such underwritten public offering.

          (d)  Assignment of Registration Rights.  The rights to cause the
               ---------------------------------
Company to register Registrable Securities pursuant to this Section 2 may be assigned or otherwise transferred (but only with all related obligations) to a transferee or assignee in connection with the transfer of Registrable Securities, provided: (a) the transferor provides the Company with written notice of the proposed transfer;
(b) such transferee or assignee agrees in writing to be bound by all obligations under this Agreement; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

     SECTION 3.  REGISTRATION PROCEDURES.

          (a)   General Provisions
                ------------------
          In connection with the obligations of the Company with respect to any Registration Statement to be filed pursuant to Sections 2(a) or 2(b) hereof, the Company shall:

          (i) A reasonable period of time prior to the effectiveness of a Registration Statement or Prospectus and a reasonable period of time prior to the filing of any amendment or supplement thereto, furnish to the Holders of the Registrable Securities included in such Registration Statement, and the managing underwriters, if any, copies of all such documents substantially in the form filed or proposed to be filed, which documents will be subject to the review of such Holders, and such underwriters, if any, and use best efforts to cause the officers and directors of the Company, counsel to the Company and independent certified public accountants to the Company to respond to such reasonable inquiries as shall be necessary, in the opinion of respective counsel to such Holders and such underwriters, to conduct a reasonable investigation within the meaning of the Act. The Company shall not cause to become effective any such Registration Statement or related Prospectus or any amendments or supplements thereto to which the underwriters, if any, or the Holders of a majority of the Registrable Securities included in such Registration Statement shall reasonably object on a timely basis;

          (ii) Other than during a Black Out Period: prepare and file with the SEC such amendments, including post-effective amendments, to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable time period required hereunder; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act; and comply with the provisions of the Act and the Exchange Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented;

          (iii) Notify the Holders of Registrable Securities to be sold and the managing underwriters, if any, promptly, and (if requested by any such person), confirm such notice in writing, (1)(A) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and (B) with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (2) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (3) of the issuance by the SEC, any state securities commission, any other governmental agency or any court of any stop order, order or injunction suspending or enjoining the use of a Prospectus or the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (4) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (5) of the happening of any event or information becoming known that makes any statement made in a Registration Statement or related Prospectus untrue in any material respect or that requires the making of any changes in such Registration Statement or Prospectus so that, in the case of a Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and that in the case of a Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (iv) Other than during a Black Out Period, use its best efforts to avoid the issuance of or, if issued, obtain the withdrawal of any order enjoining or suspending the use of a Prospectus or the effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction described in Section 3(a)(viii), at the earliest practicable moment;

          (v) If requested by the selling Holders or the managing underwriters, if any, other than during a Black Out Period, (x) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the selling Holders or the managing underwriters, if any, reasonably believe is required to be included therein, and (y) make all required filings of such Prospectus supplement or such post-effective amendment under the Act as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

          (vi) Furnish to each Holder of Registrable Securities to be sold pursuant to a Registration Statement and each managing underwriter, if any, without charge, at least one conformed copy of such Registration Statement and each amendment thereto, including financial statements and schedules and, to the extent requested by such Holder of managing underwriter, all documents incorporated or deemed to be incorporated therein by reference and all exhibits thereto (including those previously furnished or incorporated by reference) as soon as practicable after the filing of such documents with the SEC;

          (vii) Deliver to each Holder of Registrable Securities to be sold pursuant to a Registration Statement, and the underwriters, if any, without charge, as many copies of the

Prospectus (including each form of prospectus) and each amendment or supplement thereto as such persons reasonably request; and the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto;

          (viii) Prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the Holders of Registrable Securities to be sold, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as any such Holder or underwriter reasonably requests in writing; keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective hereunder and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, however, that the
                                                  --------  -------
Company shall not be required to (x) qualify generally to do business in any jurisdiction where it is not then so qualified or (y) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not so subject;

          (ix) In connection with any sale or transfer of Registrable Securities that will result in such securities no longer being Registrable Securities, cooperate with the Holders thereof and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and to enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, or such Holders may request at least two Business Days prior to any sale of Registrable Securities;

          (x) Other than during a Black Out Period, upon the occurrence of any event contemplated by Section 3(a)(iii)(5), as promptly as practicable, prepare a supplement or amendment, including, if appropriate, a post-effective amendment, to each Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (xi) Enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other reasonable actions in connection therewith (including those reasonably requested by the managing underwriters, if any) in order to expedite or facilitate the disposition of such Registrable Securities, and, if the registration is an underwritten registration or if otherwise requested by the selling Holders, (1) make such representations and warranties to the underwriters, if any, and selling Holders with respect to the business of the Company and its subsidiaries, the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested; (2) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters if any, addressed to each of the underwriters, if any, and selling Holders), covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters or selling Holders; (3) use their best efforts to obtain customary "cold comfort" letters and updates thereof from the independent certified public accountants of the Company addressed (where reasonably possible) to each of the underwriters, if any, and selling Holders, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings; and (4) deliver such documents and certificates as may be reasonably requested by the managing underwriters, if any, to evidence the continued validity of the representations and warranties made pursuant to clause (1) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company;

          (xii) Make available for inspection by a representative of any underwriter participating in any such disposition of Registrable Securities, and any attorney, consultant or accountant retained by such selling Holders or underwriter, at the offices where normally kept, during reasonable business hours, all pertinent financial and other records, corporate documents and properties of the Company and its subsidiaries (including with respect to businesses and assets acquired or to be acquired to the extent that such information is available to the Company), and cause the officers, directors, agents and employees of the Company and its subsidiaries to supply all information in each case reasonably requested by any such representative, underwriter, attorney, consultant or accountant in connection with such Registration Statement;

          (xiii) Comply with all applicable rules and regulations of the SEC and make generally available to their securityholders earnings statements satisfying the provisions of Section 11(a) of the Act and Rule 158 under the Act, no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (x) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or reasonable efforts underwritten offering and (y) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter after the effective date of a Registration Statement, which statement shall cover said period, consistent with the requirements of Rule 158 under the Act;

          (xiv) Cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed if requested by the Holders of a majority of the Registrable Securities covered by the Registration Statement or the managing underwriters, if any; and

          (xv) Cooperate with each seller of Registrable Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD.

          (b)     Information to be Furnished by Holders.
                  --------------------------------------

          The Company may require a Holder of Registrable Securities to be included in a Registration Statement to furnish to the Company such information regarding (w) the intended method of distribution of such Registrable Securities
(x) such Holder, (y) the Registrable Securities held by such Holder and (z) such other matters as are required by law to be disclosed in such Registration Statement and the Company may exclude from such Registration Statement the Registrable Securities of any Holder who fails to furnish such information within a reasonable time after receiving such request. The Company shall not be required to provide indemnification to any underwriter or any other person relating to information referred to in clauses (w), (x), (y) and (z) provided to the Company in writing specifically for inclusion in such Registration Statement.

          (c)    Restriction on Holders.
                 ----------------------

          Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(a)(iii)(2)-(5) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(a)(x) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be
-------
resumed. If the Company shall give any such notice, the Fixed Effectiveness Period shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each Holder of Registrable Securities covered by such Registration Statement shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 3(a)(x) hereof or (y) the Advice.


     SECTION 4.  REGISTRATION EXPENSES

          (a) All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses;

(ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Conversion Shares, the Warrant Shares and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company and, in accordance with Section 4(b) below, the Holders of Registrable Securities; (v) all application and filing fees in connection with listing the Conversion Shares and the Warrant Shares on a national exchange or automated quotation system if required hereunder; and
(vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

          The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

          Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to a Registration Statement.

          (b) In connection with any Registration Statement required by this Agreement, the Company will reimburse the Holders of Registrable Securities being registered pursuant to a Demand Registration or Piggy-Back Registration, as applicable, for the reasonable fees and disbursements of not more than one counsel chosen by the Holders of a majority of the Registrable Securities for whose benefit such Registration Statement is being prepared.

     SECTION 5.  INDEMNIFICATION

          (a) The Company agrees to indemnify and hold harmless each selling Holder, each person, if any, who controls a selling Holder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and the respective officers, directors, partners, employees, representatives and agents of any selling Holder or any controlling person to the fullest extent lawful, from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation, litigation or other action, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation)(collectively "Losses"), joint or several, to which they or any of
                          ------
them may become subject under the Act, the Exchange Act or otherwise, insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or arise out of any violation or alleged violation by the Company of the Act, the Exchange Act, any state securities law or a rule or regulation promulgated under the Act, the Exchange Act or any state securities law; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that
(i) any such Losses arise out of or are based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of such party expressly for use therein and (ii) the foregoing indemnity with respect to any untrue statement contained in or omitted from a Registration Statement or the Prospectus shall not inure to the benefit of any party (or any person controlling such party) from whom the person asserting any such Losses purchased any of the Registrable Securities if it is finally judicially determined that such Losses resulted solely from the fact that such party sold Registrable Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Registration Statement or the Prospectus, as amended or supplemented, and
(x) the Company shall have previously and timely furnished sufficient copies of the Registration Statement or Prospectus, as so amended or supplemented, to such party in accordance with this Agreement and (y) the Registration Statement or Prospectus, as so amended or supplemented, would have corrected such untrue statement or omission of a material fact. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including, under this Agreement.

          (b) Each selling Holder, severally and not jointly, agrees to indemnify and hold harmless the Company, the other selling Holders and each person, if any, who controls any such party within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any Losses, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such Losses arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder expressly for use therein. This indemnity will be in addition to any liability which a Holder may otherwise have, including under this Agreement. In no event, however, shall the liability of any selling Holder hereunder be greater in amount than (x) the dollar amount of the proceeds received by such Holder upon its sale of the Registrable Securities giving rise to such indemnification obligation less (y) the dollar amount paid by a Purchaser for the Series A Preferred Stock and/or Warrants pursuant to which such Registrable Securities were issued.

          (c)  Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 5, except to the extent that it has been prejudiced in any material respect by such failure, or from any liability which it may otherwise have). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of counsel shall be borne by the indemnifying parties; provided, however, that the indemnifying party under subsection (a) or (b) above, shall only be liable for the legal expenses of one counsel (in addition to any local counsel) for all indemnified parties in each jurisdiction in which any claim or action is brought. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its prior written consent, provided, however, that such consent was not unreasonably withheld.

          (d) In order to provide for contribution in circumstances in which the indemnification provided for in this Section 5 is for any reason held to be unavailable or is insufficient to hold harmless a party indemnified thereunder, the Company and each selling Holder shall contribute to the aggregate Losses of the nature contemplated by such indemnification provision in such proportion as is appropriate to reflect the relative benefits received by the Company from the issuance of the shares of Series A Preferred Stock and/or Warrants pursuant to which the Registrable Securities sold by such Holder were issued and by any such Holder from its sale of Registrable Securities or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in this Section 5, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Holders in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Company and any Holder shall be deemed to be in the same proportion as (x) the total proceeds received by the Company from the issuance of the shares of Series A Preferred Stock and/or Warrants pursuant to which the Registrable Securities which would otherwise give rise to the indemnification obligation were issued and (y) the total proceeds received by such Holder upon its sale of the Registrable Securities less the amount paid by a Purchaser for the Series A Preferred Stock and/or Warrants pursuant to which such Registrable Securities were issued. The relative fault of the Company and of the Holders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 5, (i) no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of its Registrable Securities exceeds the sum of (A) the amount paid by a Purchaser for the Series A Preferred Stock and/or Warrants pursuant to which such Registrable Securities were issued plus (B) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5, (A) each person, if any, who controls a Holder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and (B) the respective officers, directors, partners, employees, representatives and agents of a Holder or any controlling person shall have the same rights to contribution as such Holder, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 5(d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 5, notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 5 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its prior written consent; provided, however, that such written consent was not unreasonably withheld.

          (e) The obligations of the Company and the Holders under this Section 5 shall survive the completion of any offering of Registrable Securities in a Registration Statement hereunder, or otherwise.

     SECTION 6.  MISCELLANEOUS

          (a)  Remedies.  Each Holder, in addition to being entitled to exercise
               --------
all rights provided herein, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

          (b)  No Inconsistent Agreements.  The Company will not on or after the
               --------------------------
date of this Agreement enter into any agreement with respect to its securities that conflicts with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof, except where a waiver with respect thereto has been obtained prior to the date of effectiveness of any registration statement required under this Agreement.

          (c)  Amendments and Waivers.  The provisions of this Agreement may not
               ----------------------
be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of the outstanding Registrable Securities, and the consent of the Holders of a majority of the outstanding Registrable Securities shall be binding on every Holder of Registrable Securities.

          (d)  Notices.  All notices and other communications provided for or
               -------
permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

             (i) if to a Holder, at the address set forth on the records of the Company; and

             (ii)  if to the Company:

               Digex, Incorporated
               One Digex Plaza
               Beltsville, Maryland 20705
               Telecopier No.:  (301) 847-6694
               Attention: Chief Financial Officer

               With a copy to:

               Kronish Lieb Weiner & Hellman LLP
               1114 Avenue of the Americas, 46th Floor
               New York, New York   10036
               Telecopier No.: (212) 479-6275

               Attention: Ralph J. Sutcliffe, Esq.

          All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

          (e)  Successors and Assigns.  This Agreement shall inure to the
               ----------------------
benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Registrable Securities.

          (f)  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (g)  Headings.  The headings in this Agreement are for convenience of
               --------
reference only and shall not limit or otherwise affect the meaning hereof.

          (h)  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
               -------------
IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

          (i)  Severability.  In the event that any one or more of the
               ------------
provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          (j)  Entire Agreement.  This Agreement together with the other
               ----------------
Operative Documents (as defined in the Purchase Agreement) is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                           [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

                                          DIGEX, INCORPORATED


                                          By: /s/ MARK K. SHULL
                                              -----------------
                                          Name:  Mark K. Shull
                                          Title:  Chief Executive Officer


                                          MICROSOFT CORPORATION


                                          By:  /s/  ROBERT J. HERBOLD
                                              -----------------------
                                          Name:  Robert J. Herbold
                                          Title:  Chief Operating Officer


                                          CPQ HOLDINGS, INC.


                                          By:  /s/  BEN K. WELLS
                                               -----------------
                                          Name:  Ben K. Wells
                                          Title:  Vice President & Treasurer